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INDEX

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                                                                            Page
PART I    FINANCIAL INFORMATION

Item 1.   Financial Statements

          Consolidated Statement of Condition (Unaudited)
            September 30, 1998 and December 31, 1997                          3

          Consolidated Statement of Income (Unaudited)
            Three and Nine Months Ended September 30, 1998
            and 1997                                                          4

          Consolidated Statement of Comprehensive Income
            (Unaudited)Three and Nine Months Ended
             September 30, 1998 and 1997                                      5

          Consolidated Statement of Cash Flows (Unaudited)
            Nine Months Ended September 30, 1998 and 1997                     6

          Notes to Consolidated Financial Information                         7

Item 2.   Management's Discussion and Analysis of
               Financial Condition and Results of
               Operations                                                    12

PART II   Other Information
Item 4    Corporation Stock Option Plan                                      21
Item 6    Exhibits and Reports on Form 8-K                                   29

Signatures                                                                   31

Exhibit 11                                                                   32
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